Exhibit 99.1

BLOCKGRATION GLOBAL CORP.

Financial Statements

Years Ended December 31, 2019 and 2018 (Expressed in US Dollars)

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of Blockgration

Global Corp Opinion on the financial statements

We have audited the accompanying balance sheets of Blockgration Global Corp. (the “Company”) as of December 31, 2019 and 2018, and the related statements of operations and comprehensive loss, Shareholders’ equity, and cash flows for the period ended December 31, 2018 and for the year ended December 31, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2019 and 2018, and the results of its operations and its cash flows for the period ended December 31, 2018 and for the year ended December 31, 2019, are in conformity with accounting principles generally accepted in United States of America (US GAAP).

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred recurring losses from operations, has a net working capital deficiency and an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Manohar Chowdhry & Associates Chartered Accountants

We are serving as the Company’s auditor for the first time. Chennai, India

July 17, 2020

UDIN: 20221916AAAACK1707

# 27, Subramaniam Street, Abiramapuram, Chennai – 600018, Tamil Nadu Tel: +91 44 42903333 / 3300	Chennai • Bengaluru Gurugram •Hyderabad • Mumbai Coimbatore • Kochi • Madurai • Mangalore • Vijayawada Vizag • Nellore

F-1

Blockgration Global Corp.
Balance Sheets

(Expressed in US Dollars)

As At December 31,	Note	2019	2018
ASSETS
Current assets
Cash and cash equivalents		$38,549	$2,393
Due from related parties	8	42,505	—
Other current assets		—	73
Total current assets		81,054	2,466
Non-current assets
Property and equipment, net	4	1,461	1,785
Intangible assets, net	5	380,301	403,458
Right-of-use asset	6	42,459	—
Security deposit		8,666	8,235
Total non-current assets		432,887	413,478
Total assets		$513,941	$415,944
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Notes payable	7	$69,247	$476,450
Accounts payable and accrued liabilities	7	346,674	83,354
Due to related parties	8	30,856	88,462
Lease obligation - current portion		23,501	—
Total current liabilities		470,278	648,266
Non-current liabilities
Lease obligation - long term portion		19,363	—
Total non-current liabilities		19,363	648,266
Shareholders' Equity
Common shares, no par value, authorized - unlimited issued and outstanding - 40,550,100
(December 31, 2018 - 100)	9	812,208	77
Cumulative translation adjustment		(12,990)	12,287
Accumulated deficit		(774,918)	(244,686)
Total shareholders' equity		24,300	(232,322)
Total liabilities and shareholders' equity		$513,941	$415,944

Nature of operations (note 1); Going concern (note 2); Subsequent events (note 11)

Approved on behalf of the Board of Directors:

"Mahendra Naik" (signed)	"Krishnasamy Parthiban" (signed)
Director	Director

The accompanying notes are an integral part of these financial statements

F-2

Blockgration Global Corp.

Statements of Operations and Comprehensive Income (Loss)

(Expressed in US Dollars)

	Year ended Dec 31, 2019	Accumulated from Inception (April 4, 2018) to Dec 31, 2018
Revenue
Sale of services	$57,341	$100,334
Expenses
Consulting services	283,457	218,090
Professional fees	34,753	27,963
Advertising and promotion	21,327	9,798
Lease expense	23,094	2,097
General expenses and supplies	23,146	10,689
Depreciation and amortization (notes 4 & 5)	43,319	14,856
Software development costs	54,250	42,678
Share-based payments (note 9b(iii))	9,885	—
Travel expense	89,624	18,036
Telephone	4,718	813
	587,573	345,020
Income (Loss) from operations	(530,232)	(244,686)
Income taxes Current expense (note 10)	—	—
Net income (loss)	$(530,232)	$(244,686)
Comprehensive income (loss) Net income (loss)	$(530,232)	$(244,686)
(Loss) Gain on foreign currency translation	(25,277)	12,287
Comprehensive income (loss)	$(555,509)	$(232,399)
Basic and diluted net loss per share	$(0.16)	$(2,447)
Weighted average number of common shares outstanding - basic and diluted	3,330,695	100

The accompanying notes are an integral part of these financial statements

F-3

Blockgration Global Corp.

Statements of Cash Flows
(Expressed in US Dollars)

	Year ended Dec 31, 2019	Accumulated from Inception (April 4, 2018) to Dec 31, 2018
Cash flows provided by (used in) operating activities
Net income (loss) for the year	$(530,232)	$(244,686)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	43,319	14,856
Shares issued for services	9,885	—
Operating lease expense	23,094	—
(Increase) Decrease in:
Due from related parties	(44,723)	—
Other current assets	359	(77)
Other non-current assets	—	(8,671)
Increase (Decrease) in:
Accounts payable and accured liabilities	252,453	87,762
Due to related parties	(57,606)	93,144
Operating lease liability	(23,094)	—
Net cash used in operating activities	(326,545)	(57,672)

Cash flows provided by (used in) investing activities
Purchase of property and equipment	—	(1,984)
Net cash used in investing activities	—	(1,984)

Cash flows provided by (used in) financing activities
Proceeds from notes payable	361,733	80,267
Repayment of notes payable	—	(18,060)
Proceeds from shares issued	—	77
Net cash provided by financing activities	361,733	62,284
Net change in cash	35,188	2,628
Effect of exchange rate changes on cash held in foreign currencies	968	(235)
Cash, beginning of year	2,393	—
Cash, end of year	$38,549	$2,393
Supplemental disclosure of non-cash investing and financing activities:
Purchase of Intangible assets	$—	$417,370

The accompanying notes are an integral part of these financial statement.

F-4

Blockgration Global Corp.

Statements of Changes in Shareholders' Equity
(Expressed in US Dollars)

	Common shares		Cumulative
	Number of Shares	Amount	translation adjustment	Accumulated Deficit	Total
Balance, April 4, 2018 (Date of Inception)	–	$–	$—	$—	$—
Shares issued for cash	100	77	—	—	77
Foreign currency translation adjustment	—	—	12,287	—	12,287
Net loss for the year	—	—	—	(244,686)	(244,686)
Balance, December 31, 2018	100	77	12,287	(244,686)	(232,322)
Shares issued for debt	27,735,000	802,246	—	—	802,246
Shares issued for services	12,815,000	9,885	—	—	9,885
Foreign currency translation adjustment	—	—	(25,277)	—	(25,277)
Net loss for the year	—	—	—	(530,232)	(530,232)
Balance, December 31, 2019	40,550,100	$812,208	$(12,990)	$(774,918)	$24,300

The accompanying notes are an integral part of these financial statement.

F-5

Blockgration Global Corp.

Notes to Financial Statements

December 31, 2019 and 2018

(Expressed in US Dollars)

1.	Nature of operations

BLOCKGRATION GLOBAL CORP. the “Company”) was incorporated in the Province of Ontario, Canada on April 4, 2018. The Company is engaged in the business of providing financial services technology and related services.

2.	Going concern assumption

Under ASC Subtopic 205-40, Presentation of Financial Statements-Going Concern ("ASC 205-40), the Company has the responsibility to evaluate whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date that the financial statements are issued. As required under ASC 205-40, management's evaluation should initially not take into consideration the potential mitigating effects of management's plans that have not been fully implemented as of the date the financial statements are issued. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

The accompanying audited financial statements have been prepared in confirmity with accounting principles generally accepted in the United States of America ("US GAAP"), which contemplate continuation of the Company as a going concern. This assumes that the Company will continue in operation for the foreseeable future and will be able to realize assets and discharge its liabilities in the normal course of operations. The Company has most recently commenced business operations. It is unknown whether its business model, if successfully developed, will be able to achieve sufficient sales volume to generate a profit. As a newly incorporated Company that has only recently commenced active operations; it incurs operating losses, net operating cash outflow and working capital deficit, which casts significant doubt about the Company’s ability to continue as a going concern

There is no assurance that the Company will be able to obtain the external financing necessary to complete the development of its business objectives. The Company has no proven history of profitability, which casts doubt as to whether the Company will be able to continue as a going concern should it not be able to obtain the necessary financing to fund working capital and capital expenditures. The ability of the Company to arrange such financing in the future depends in part upon the prevailing capital market conditions as well as the business performance of the Company. If additional financing is raised by the issuance of shares from the treasury of the Company existing shareholders may have their interest diluted. If adequate financing is not available, the Company may be required to terminate its operations.

The Company reported accumulated deficit of $774,918. and $244,686 for the years ended December 31, 2019 and December 31, 2018, respectively. The Company is actively seeking additional sources of financing. In assessing whether the going concern assumption is appropriate, management takes into account all available information about the future, which is at least, but not limited to, twelve months from the end of the reporting period. Management is aware, in making its assessment, of uncertainties related to events or conditions that may cast significant doubt upon the entity’s ability to continue as a going concern that these uncertainties are material and, therefore, that it may be unable to realize its assets and discharge its liabilities in the normal course of business. Accordingly, the Company's financial statements do not give effect to adjustments that would be necessary should the Company be unable to continue as a going concern and therefore to realize its assets and discharge its liabilities and commitments in other than the normal course of business and at amounts different from those in the accompanying financial statements. These adjustments could be material. Zoompass Holdings Inc., the Company's holding company since April 20, 2020, has committed to give financial and operational support to the Company to operate and settle its obligation as they become due for the forseeable future.

F-6

Blockgration Global Corp.

Notes to Financial Statements

December 31, 2019 and 2018

(Expressed in US Dollars)

3.	Significant accounting policies

Basis of presentation

The Company's audited financial statements included herein are prepared under the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). We include the results of operations of acquired companies from the date of acquisition.

Use of estimates

The preparation of financial statements in confirmity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and assumptions on historical factors, current circumstances and the experience and judgment of management. The Company regularly assesses these estimates and records changes in estimates in the period in which they become known. Actual results could differ from those estimates.

Foreign exchange and foreign currency translation

The Company's functional is Canadian dollar which is the principal currency of business. The Company's reporting currency is the United States dollar and accordingly the financial statements are expressed in United States dollar.

The assets and liabilities are translated at the exchange rates on the balance sheet date, equity amounts are translated at historical exchange rates and revenue, expenses, gain and losses are translated using the average rate for the periods. Translation adjustments arising from these are reported as foreign currency translation adjustments and are shown as a component of other comprehensive income (loss) and accumulated in the statements of shareholders equity.

Cash and cash equivalents

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation, computed on a declining balance method over the estimated useful lives of the assets. When these assets are sold or otherwise disposed of, the asset and related depreciation is relieved, and any gain or loss is included in the statements of operations for the period of sale or disposal. Estimated useful lives of property and equipment are as follows:

Office equipment        5 years

The Company continually monitor events and changes in circumstances that could indicate carrying amounts of assets which may not be recoverable. When such events or changes in circumstances are present we assess the recoverability of the asset and recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets.

Goodwill and intangible assets

Goodwill is the purchase premium after adjusting for the fair value of net assets acquired. Goodwill is not amortized but is reviewed for potential impairment on an annual basis, or when events or circumstances indicate a potential impairment, at the reporting unit level. A reporting unit, as defined under applicable accounting guidance, is an operating segment or one level below an operating segment, referred to as a component. We may in any given period bypass the qualitative assessment and proceed directly to a two-step method to assess and measure impairment of the reporting unit's goodwill. We first assess qualitative factors to determine whether it is more likely-than-not (i.e., a likelihood of more than 50 percent) that the fair value of a reporting unit is less than its carrying value. This step serves as the basis for determining whether it is necessary to perform the two-step quantitative impairment test. The first step of the quantitative impairment test involves a comparison of the estimated fair value of each reporting unit to its carrying amount, including goodwill. If the estimated fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is not impaired; however, if the carrying amount of the reporting unit exceeds its estimated fair value, then the second step of the quantitative impairment test must be performed. The second step compares the implied fair value of the reporting unit’s goodwill with its carrying amount to measure the amount of impairment loss, if any.

F-7

Blockgration Global Corp.

Notes to Financial Statements

December 31, 2019 and 2018

(Expressed in US Dollars)

3.	Significant accounting policies (continued)

Goodwill and intangible assets (continued)

The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.

For intangible assets subject to amortization, we recognize an impairment loss if the carrying amount of the intangible asset is not recoverable and exceeds its estimated fair value. The carrying amount of the intangible asset is considered not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use of the asset.

Intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives, which is our best estimate of the pattern of economic benefit, based on legal, contractual, and other provisions. The estimated useful lives of the intangible assets, which consist primarily of acquired software platform is ten years.

Revenue recognition

The Company generates revenue from providing various financial services to small businesses. Revenue is recognized in accordance with ASC 606. When the customer obtains control over the goods or services, revenue is recorded in the amount of consideration expected to be received in exchange for those goods or services. The Company applies the following five step model to determine revenue recognized:

•	identification of a contract with a customer
•	identification of the performance obligations in the contract
•	determination of the transaction price
•	allocation of the transaction price to the separate performance allocation
•	recognition of revenue when the performance obligations are satisfied

The Company only applies the five step model when it is probable that the Company will collect the considerations it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception and once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations, and assesses whether each promised goods or services is distinct. The majority of the Company's contracts generally consist of a single performance obligation and the entire transaction price is allocated to the single performace obligation. The Company will recognize as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied, or as it is satisfied. Accordingly the Company recognize revenues when the customer obtains control of the Company's product, which typically occurs upon providing the service.

Revenue recognized over time primarily consists of performance obligations that are satisfied within one year or less. In addition, the majority of the Company's contracts do not contain variable consideration and contract modifications are generally minimal. Based on the Company's evaluation process and review of its contracts with customers, the timing and amount of revenue recognized previously is consistent with how revenue is recognized under the new standard.

The principal activity from which the Company generates revenue is from the delivery of mobile and online financial service technology. The revenue is recognized when a customer takes possession of the technology in accordance with the statement of work schedule agreed with the customer.

Accounts receivable

Accounts receivable are carried at the original charge amount, less an estimate for doubtful receivables based on a monthly review of all outstanding amounts. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

F-8

Blockgration Global Corp.

Notes to Financial Statements

December 31, 2019 and 2018

(Expressed in US Dollars)

3.	Significant accounting policies (continued)

Related party disclosures

Parties are considered to be related if one party has the ability to directly or indirectly control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be Individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Share capital

Financial instruments issued by the Company are treated as equity only to the extent that they do not meet the definition of a financial liability. The Company’s common shares are classified as equity instruments. Incremental costs directly attributable to the issue of new shares are recognized in equity as a reduction from the gross proceeds received from the issued shares.

Fair value of financial instrument

ASC 820 defines fair value, establishes a framework for measuring fair value and expands required disclosure about fair value measurements of assets and liabilities. ASC 820-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 – Valuation based on quoted market prices in active markets for identical assets or liabilities.

Level 2 – Valuation based on quoted market prices for similar assets and liabilities in active markets.

Level 3 – Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair value.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments or interest rates that are comparable to market rates. These financial instruments include cash, and due from related parties, accounts payable and accrued liabilities, notes payable and due to related parties. The Company's financial assets and financial liabilities, which are carried at fair values, are classified as a Level 1 and Level 2, respectively. The Company’s bank accounts are maintained with financial institutions of reputable credit, therefore bear minimal credit risk.

Basic and diluted loss per share

FASB ASC 260, "Earnings per share" requires dual presentation of basic and diluted earnings per share (EPS) with a reconciliation of the numerator and denominator of the EPS computations. Basic earnings per share amounts are based on the weighted average shares of common shares outstanding. If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common share instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Diluted net income (loss) per common share on the potential exercise of the equity-based financial instruments is not presented where anti- dilutive.

F-9

Blockgration Global Corp.

Notes to Financial Statements

December 31, 2019 and 2018

(Expressed in US Dollars)

3.	Significant accounting policies (continued)

Income taxes

Income taxes are accounted for under the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss carry-forwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided to reduce the carrying amount of deferred income tax assets if it is considered more likely than not that some portion, or all, of the deferred income tax assets will not be realized.

Stock based compensation

The Company accounts for share-based payments in accordance with the provision of ASC 718, which requires that all share-based payments issued to acquire goods or services, including grants of employee stock options, be recognized in the statement of operations based on their fair values, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Compensation expense related to share-based awards is recognized over the requisite service period, which is generally the vesting period.

The Company accounts for stock based compensation awards issued to non-employees for services, as prescribed by ASC 718-10, at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the guidelines in ASC 505-50. The Company issues compensatory shares for services including, but not limited to, executive, management, accounting, operations, corporate communication, financial and administrative consulting services.

Business combinations

A business combination is a transaction or other event in which control over one or more businesses is obtained. A business is an integrated set of activities and assets that is capable of being conducted and managed for the purpose of providing a return in the form of dividends, lower costs or other economic benefits. A business consists of inputs and processes applied to those inputs that have the ability to create outputs that provide a return to the Company and its shareholders. A business need not include all of the inputs and processes that were used by the acquiree to produce outputs if the business can be integrated with the inputs and processes of the Company to continue to produce outputs. The Company considers several factors to determine whether the set of activities and assets is a business.

Business acquisitions are accounted for using the acquisition method whereby acquired assets and liabilities are recorded at fair value as of the date of acquisition with the excess of the purchase consideration over such fair value being recorded as goodwill and allocated to reporting units (“RUs”). If the fair value of the net assets acquired exceeds the purchase consideration, the difference is recognized immediately as a gain in the statement of operations. Acquisition related costs are expensed during the period in which they are incurred, except for the cost of debt or equity instruments issued in relation to the acquisition which is included in the carrying amount of the related instrument. Certain fair values may be estimated at the acquisition date pending confirmation or completion of the valuation process. Where provisional values are used in accounting for a business combination, they are adjusted retrospectively in subsequent periods. However, the measurement period will not exceed one year from the acquisition date. If the assets acquired are not a business, the transaction is accounted for as an asset acquisition.

Segment reporting

ASC 280-10, "Disclosures about Segments of an Enterprise and Related Information", establishes standards for the way that public business enterprises report information about operating segments in the Company's financial statements. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Significantly all of the assets of the Company are located in, all revenues are currently earned in Canada and the Company’s research, development and strategical planning operations are carried out and served as an integral part of the Company’s business.

F-10

Blockgration Global Corp.

Notes to Financial Statements

December 31, 2019 and 2018

(Expressed in US Dollars)

3.	Significant accounting policies (continued)

Segment reporting (continued)

The Company’s reportable segments and operating segments include mobile and online financial service technology operations and research, development and strategical planning operations.

Recently adopted accounting pronouncements

Effective January 1, 2019, the Company adopted Accounting Standards Update (“ASU”) no. 2016-02, Leases (ASC 842). This ASU increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The Company adopted this guidance effective January 1, 2019, under the modified retrospective transition method provided by ASU 2018-11 with the following practical expedients below:

.      Not to record leases with an initial term of 12 months or less on the balance sheet; and

.      Not to reassess the (1) definition of a lease, (2) lease classification, and (3) initial direct costs for existing leases during transition.

The impact of adoption was the recording of a right-of-use asset and lease liability of $65,553 at January 1, 2019 as further dislosed in note 6. The following are the Company's new accounting policies for leases:

All leases are accounted for by recognising a right-of-use asset and a lease liability except for:

.       Leases of low value assets; and

.       Leases with a duration of twelve months or less.

Lease liabilities are measured at the present value of the contractual payments due to the lessor over the lease term, with the discount rate determined as either the rate implicit in the lease or, if not known, the incremental borrowing rate on commencement of the lease. Variable lease payments are only included in the measurement of the lease liability if they depend on an index or rate. In such cases, the initial measurement of the lease liability assumes the variable element will remain unchanged throughout the lease term. Other variable lease payments are expensed in the period to which they relate.

On initial recognition, the carrying value of the lease liability also includes:

.     Amounts expected to be payable under any residual value guarantee;

.     The exercise price of any purchase option granted if it is reasonably certain to assess that option;

.     Any penalties payable for terminating the lease, if the term of the lease has been estimated on the basis of termination option being exercised.

Right-of-use assets are initially measured at the amount of the lease liability, reduced for any lease incentives received, and increased for:

.       Lease payments made at or before commencement of the lease;

.       Initial direct costs incurred; and

.       The amount of any provision recognised where the Company is contractually required to dismantle, remove or restore the leased asset.

Lease liabilities increase over time as a result of interest accretion at a constant rate on the balance outstanding and are reduced for lease payments made.

Right-of-use assets are amortised on a straight-line basis over the remaining term of the lease or over the remaining economic life of the asset if this is judged to be shorter than the lease term.

F-11

Blockgration Global Corp.

Notes to Financial Statements

December 31, 2019 and 2018

(Expressed in US Dollars)

3.       Significant accounting policies (continued)

Recently adopted accounting pronouncements (continued)

When the Company revises its estimate of the term of any lease, it adjusts the carrying amount of the lease liability to reflect the payments to make over the revised term, which are discounted at the same discount rate that applied on lease commencement. The carrying value of lease liabilities is similarly revised when the variable element of future lease payments dependent on a rate or index is revised. In both cases an equivalent adjustment is made to the carrying value of the right-of-use asset, with the revised carrying amount being amortised over the remaining (revised) lease term.

Effective January 1, 2019, the Company adopted ASU no. 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting to amend the accounting for share-based payment awards issued to nonemployees. Under the revised guidance, the accounting for awards issued to nonemployees will be similar to the model for employee awards, except the ASU allows an entity to elect on an award-by-award basis to use the contractual term as the expected term assumption in the option pricing model, and the cost of the grant is recognized in the same period(s) and in the same manner as if the grantor had paid cash. The adoption had no impact on the Company's financial position, results of operations, and cash flows for the year ended December 31, 2019.

Recently issued accounting pronouncements

In August 2018, the FASB issued ASU no. 2018-13, Fair Value Measurement (Topic 820); which changes the fair value measurement disclosure requirements of ASC 820. The amendments in this ASU are the result of a broader disclosure project called FASB Concepts Statement, Conceptual Framework for Financial Reporting. The FASB used the guidance in the Concepts Statement to improve the effectiveness of ASC 820’s disclosure requirements. The objective of the disclosure requirements in this subtopic is to provide users of financial statements with information about assets and liabilities measured at fair value in the statement of financial position or disclosed in the notes to financial statements. The ASU includes but is not limited to the valuation techniques and inputs that a reporting entity uses to arrive at its measures of fair value, including judgments and assumptions that the entity makes, the uncertainty in the fair value measurements as of the reporting date, and how changes in fair value measurements affect an entity’s performance and cash flows. The ASU is effective for all entities for fiscal years beginning after December 15, 2019, including interim periods therein. Early adoption is permitted for any eliminated or modified disclosures upon issuanceof this ASU. The Company is currently in the early stages of evaluating the impact that adopting this standard will have on the financial statements.

In August 2018, the FASB issued ASU no. 2018-15, Intangibles, Goodwill, and Other - Internal Use Software (Subtopic 350-40): Customer's accounting for implementation costs incurred in a Cloud Computing Arrangement that is a service contract. The amendments align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). Accordingly, the amendments require an entity (customer) in a hosting arrangement that is a service contract to follow the guidance in Subtopic 350-40 to determine which implementation costs to capitalize as an asset related to the service contract and which costs to expense. The amendments also require the entity (customer) to expense the capitalized implementation costs of a hosting arrangement that is a service contract over the term of the hosting arrangement, which includes reasonably certain renewals. The guidance is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The Company is currently in the early stages of evaluating the impact that adopting this standard will have on the financial statements.

In November 2019, the FASB issued ASU no. 2019-08, Codification Improvements — Share-Based Consideration Payable to a Customer. This ASU clarifies the accounting for share-based payments issued as consideration payable to a customer in accordance with ASC 606. Under the ASU, entities apply the guidance in ASC 718 to measure and classify share-based payments issued to a customer that are not in exchange for a distinct good or service (i.e., share- based sales incentives). Accordingly, entities use a fair-value-based measure to calculate such incentives on the grant date, which is the date on which the grantor (the entity) and the grantee (the customer) reach a mutual understanding of the key terms and conditions of the share-based consideration. The result is reflected as a reduction of revenue in accordance with the guidance in ASC 606 on consideration payable to a customer.

F-12

Blockgration Global Corp.

Notes to Financial Statements

December 31, 2019 and 2018

(Expressed in US Dollars)

3.         Significant accounting policies (continued)

Recently issued accounting pronouncements (continued)

After initial recognition, the measurement and classification of the share-based sales incentives continue to be subject to ASC 718 unless (1) the award is subsequently modified when vested and (2) the grantee is no longer a customer. The guidance is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The Company is currently in the early stages of evaluating the impact that adopting this standard will have on the financial statements.

In December 2019, the FASB issued ASU no. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This ASU simplifies the accounting for income taxes by eliminating some exceptions to the general approach in ASC 740, Income Taxes, for recognizing deferred taxes for investments, performing intraperiod allocation and calculating income taxes in interim periods. The ASU adds guidance to reduce complexity in certain areas, including recognizing deferred taxes for tax goodwill and allocating taxes to members of a consolidated group. It also clarifies certain aspects of the existing guidance to promote more consistent application, among other things. The ASU is effective for the Company for fiscal years beginning after December 15, 2020, including interim periods therein. Early adoption is permitted. The Company is currently in the early stages of evaluating the impact that adopting this standard will have on the financial statements.

4.	Property and equipment

Cost	Office Equipment $
Balance, April 4, 2018	–
Additions	1,984
Foreign exchange	10
Balance, December 31, 2018	1,994
Foreign exchange	84
Balance, December 31, 2019	2,078

F-13

Blockgration Global Corp.

Notes to Financial Statements

December 31, 2019 and 2018

(Expressed in US Dollars)

4.	Property and equipment (continued)

Accumulated depreciation

Office Equipment $
Balance, April 4, 2018	–
Depreciation for the year	209
Balance, December 31, 2018	209
Depreciation for the year	408
Balance, December 31, 2019	617

Office Equipment $
At December 31, 2018	1,785
At December 31, 2019	1,461

5.	Intangible assets

Cost	Software Platform $
Balance, April 4, 2018	–
Additions	417,370
Foreign exchange	735
Balance, December 31, 2018	418,105
Foreign exchange	19,754
Balance, December 31, 2019	437,859

F-14

Blockgration Global Corp.

Notes to Financial Statements

December 31, 2019 and 2018

(Expressed in US Dollars)

5.	Intangible assets (continued)

Software Platform $
Balance, April 4, 2018	–
Amortization for the year	14,647
Balance, December 31, 2018	14,647
Amortization for the year	42,911
Balance, December 31, 2019	57,558

Software Platform $
At December 31, 2018	403,458
At December 31, 2019	380,301

6.	Right-of-use asset

The right-of-use asset consist of the operating lease for the Company's office facility in Toronto and are amortized over the remaining term of the lease of 33 months.

ASC 842 - right-of-use asset recognition	65,553
Right-of-use asset at January 1, 2019	65,553
Lease expense	(23,094)
Balance, December 31, 2019	42,459

At the commencement date of the lease, the lease liability was measured at the present value of the lease payments that were not paid at that date. The lease payments are discounted using an interest rate of 10.8%, which is the Company's estimated incremental borrowing rate.

F-15

Blockgration Global Corp.

Notes to Financial Statements

December 31, 2019 and 2018

(Expressed in US Dollars)

7.	Notes payable

In July 2018, the Company obtained loan of $36,650 from an unrelated third party for payment of operating expenses for a term of two years bearing no interest and repayable on demand. The balance of the loan at December 31, 2019 is $38,570 (December 31, 2018 - $36,650)

On August 31, 2018, the Company purchased Intellectual property to a software platform from a related company. In consideration, the company agreed to assume liability of $ $423,967 in respect of notes payable of the related company. The balance of the loans at December 31, 2018 was $406,815. In December 2019, this liability was settled by issuance of common shares of the Company.

In October 2018, the Company obtained loan of $32,985 from an unrelated third party for payment of operating expenses for a term of two years bearing no interest and repayable on demand. In December 2019, this loan was settled by issuance of common shares of the Company.

In January 2019 and May 2019, the Company obtained two loans of $138,850 and $46,283, respectively, from an unrelated party for payment of operating expenses for terms of one year bearing no interest and repayable on demand. In December 2019, these loans were settled by issuance of common shares of the Company.

In July 2019, the Company obtained loan of $154,278 from an unrelated third party for payment of operating expenses for a term of one year bearing no interest and repayable on demand. In December 2019, this loan was settled by issuance of common shares of the Company.

In September 2019 and December 2019, the Company obtained loan of $23,141 and $7,536 respectively from an unrelated third party for payment of operating expenses for a term of one year bearing no interest and repayable on demand. The balance of the loan at December 31, 2019 was $30,677 (December 31, 2018 - $Nil).

8.	Related party transactions and disclosures

The amounts due from related company at December 31, 2019 of $42,505 (December 31, 2018 - Due to ($21,759)) represents the net amounts transferred during the year and due from a related company. An officer of the Company was Chief Executive Officer of the related company. These amounts were made to provide working capital and are due on demand and have no set repayment terms.

The due to related parties at December 31, 2019 of $30,856 (December 31, 2018 - $88,462) is comprised of $30,856 (December 31, 2018 - $Nil) due to the company controlled by an officer of the Company and $Nil (December 31, 2018

-  $66,703) due to a company under significant influence of an officer of the Company. These amounts were made to provide working capital and are due on demand and have no set repayment terms.

During the year ended December 31, 2019 the Company incurred total compensation of $43,290 (December 31, 2018

-  $13,510) to the former Chief Executive Officer and these amounts are included in the Consulting services expenses. As at December 31, 2019, $670 (December 31, 2018 - $Nil) was payable.

F-16

Blockgration Global Corp.

Notes to Financial Statements

December 31, 2019 and 2018

(Expressed in US Dollars)

9.	Share capital

a)	Authorized share capital

The Company is authorized to issue an unlimited number of common shares. The common shares have no par value.

b)	Common shares

At December 31, 2019, the Company has 40,550,100 common shares (December 31, 2018 – 100) issued and outstanding.

i)	On April 4, 2018, the date of inception, the Company issued 100 common shares for $77.

ii)  In December 2019, the Company issued 27,735,000 common shares in settlement of notes payable to a related company for the amount of $802,246.

iii)	In December 2019, the Company issued 12,815,000 common shares for services redered in the total amount of $9,885.

10.	Income taxes

The Company’s income tax provision differs from the amount resulting from the application of the Canadian statutory income tax rate. A reconciliation of the combined Canadian federal and provincial income tax rates with the Company’s effective tax rate is as follows:

	2019	2018
Loss before income taxes	$(530,232)	$(244,686)
Combined statutory rate	26.5%	26.5%
Combined statutory rate of 26.5%	(140,511)	(64,842)
Share-based compensation	1,309	—
Benefit of tax losses (not recognized)	139,202	64,842
Tax expense	$—	$—

As at December 31, 2019, the Company has Canadian non-capital losses of approximately $775,000 which can be carried forward until year 2039.

Deferred income tax assets

The tax effects of temporary differences that give rise to significant portions of future tax assets are as follows:

	2019	2018
Benefit of non-capital losses	$530,000	$245,000
Less: Valuation allowance (100% impairment of tax asset)	(530,000)	(245,000)
	$—	$—

Deferred income tax assets have been impaired in respect of these items because it is not probable that future profit will be available against which the Company can utilize the benefits therefrom.

F-17

Blockgration Global Corp.

Notes to Financial Statements

December 31, 2019 and 2018

(Expressed in US Dollars)

11.	Subsequent event

Management has evaluated subsequent events through the date of filing the financial statements with OTC Markets, the date the financial statements were available to be issued. Management is not aware of any other significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure other than the following events.

In January and April 2020, respectively, the Company acquired controlling interest through a share exchange agreement executed with one company in Canada and two companies in India. These companies are engaged in the business of digital wallet deployments, prepaid card platform, blockchain and mobile apps development.

On April 20, 2020, the Company and its shareholders entered into a Share Exchange Agreement with Zoompass Holdings Inc. (“Zoompass”). Pursuant to the Share Exchange Agreement, Zoompass agreed to exchange 100% of the outstanding equity stock of the Company held by its shareholders for shares of common stock of Zoompass. Under the terms of the agreement, Zoompass will issue fifty million (50,000,000) newly issued shares of the common stock and seventy-five million (75,000,000) share purchase warrants to the shareholders of the Company. Each warrant is exercisable into one common share of Zoompass at an exercise price of $0.25 within three years of the issue date. The companies have commenced regulatory procedures for exchange of shares and management of both the companies are confident that this will be approved and completed in due course.

Impact of COVID-19

In December 2019, a novel strain of coronavirus has surfaced, which has and is continuing to spread throughout other parts of the world, including the United States and Canada. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease ("COVID-19") a “Public Health Emergency of International Concern,” and on March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic”.

The Company is dependent on its workforce to deliver its solutions and services. Developments such as social distancing and stay-at-home orders from various jurisdictions may impact the Company’s ability to deploy its workforce effectively.

Additionally, COVID-19 has spread to most of the countries in the world and throughout the United States and Canada, creating a serious impact on customers, workforces, suppliers, disrupting economies and financial markets, and potentially leading to a world-wide economic downturn. While expected to be temporary, prolonged workforce disruptions may negatively impact sales in fiscal year 2020 and the Company’s overall liquidity.

F-18